UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 28, 2007, Allin Corporation (the “Company”) and S&T Bank, a Pennsylvania banking association, entered into a Change in Terms Agreement upon S&T Bank’s receipt of the executed agreement. The Change in Terms Agreement extends the maturity date of the Loan and Security Agreement (Asset Based), as amended, (the “S&T Loan Agreement”) between the Company and S&T Bank by one year to September 30, 2008. The Change in Terms Agreement also reduces the variable interest rate under the S&T Loan Agreement to S&T Bank’s prime interest rate plus one-half percent, initially a rate of 8.75%. Previously, the variable interest rate under the S&T Loan Agreement had been S&T Bank’s prime interest rate plus one percent. The Change in Terms Agreement is included as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Change in Terms Agreement between Allin Corporation and S&T Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: October 3, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Change in Terms Agreement between Allin Corporation and S&T Bank